UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2021

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 1.01     Entry into a Material Definitive Agreement.

Office Lease

As previously disclosed, on August 31, 2020, Jaguar Health, Inc. (the “Company”) entered into a sublease agreement (the “Sublease”) with Peacock Construction Inc., a California corporation, for office space located at 200 Pine Street, San Francisco, California 94104 (the “Premises”). The term of the Sublease began on August 31, 2020 and expires on May 31, 2021.

On April 6, 2021, the Company entered into an Office Lease Agreement with M & E, LLC, a California Limited Liability Company (“Landlord”), to lease approximately 10,526 square feet of office space located at the Premises, inclusive of office space currently covered under the Sublease (the “Lease”). The term of the Lease will begin on September 1, 2021 and expires on August 31, 2024, unless earlier terminated in accordance therewith. The base rent under the Lease will be as follows:

Period During Lease Term	Monthly Base Rent
Month 1 – Month 12	$42,104.00
Month 13 – Month 24	$43,367.12
Month 25 – Month 36	$44,668.13

Amendment to Equity Line of Credit

As previously disclosed, on March 24, 2020, the Company entered into an equity purchase agreement (the “ELOC Purchase Agreement”) with Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Oasis Capital is committed to purchase up to an aggregate of $2.0 million of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) over the 36-month term of the ELOC Purchase Agreement.  Under the ELOC Purchase Agreement, on any trading day selected by the Company, the Company has the right, in its sole discretion, to present Oasis Capital with a purchase notice, directing Oasis Capital (as principal) to purchase up to a certain number of shares of Common Stock (calculated in accordance with the terms set forth in the ELOC Purchase Agreement) at a per share price equal to $0.436 (the “Purchase Price”). The ELOC Purchase Agreement provides that the Company and Oasis Capital shall not effect any sales under the ELOC Purchase Agreement on any purchase date where the lowest traded price of the Common Stock on both such date and on the immediately preceding trading day is less than $0.5014 (the “Threshold Price”).

On April 7, 2021, the Company entered into an amendment (the “Amendment”) to the ELOC Purchase Agreement with Oasis Capital, pursuant to which the parties agreed to increase (i) the Purchase Price from $0.436 to $3.00 and (ii) the Threshold Price from $0.5014 to $3.45. In consideration for Oasis Capital’s entry into the Amendment, the Company issued Oasis Capital a common stock purchase warrant exercisable for 100,000 shares of Common Stock (the “ELOC Warrant”) with an exercise price per share equal to $1.87, the Minimum Price (as defined under Nasdaq Listing Rules) on the date of the Amendment. Concurrently with the Amendment, the Company also entered into a registration rights agreement with Oasis Capital, pursuant to which the Company agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act of 1933, as amended (the “Securities Act”), to register the shares of Common Stock issuable upon exercise of the ELOC Warrant.

The foregoing descriptions of the ELOC Warrant, the Amendment and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the ELOC Warrant, the Amendment and the Registration Rights Agreement filed herewith as Exhibits 4.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

On April 8, 2021, the Company issued a press release announcing the Company’s entry into the Amendment. A copy of this press release is furnished as Exhibit 99.2 to this report.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under the heading “Amendment to Equity Line of Credit” is hereby incorporated by reference into this Item 3.02 in its entirety. The issuance of the ELOC Warrant is exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer.

On April 2, 2021, the Company appointed Carol R. Lizak, age 57, as the Company’s Chief Financial Officer, effective immediately. Ms. Lizak, who currently serves as the Company’s Senior VP of Finance and Chief Accounting Officer, will continue her duties as the Company’s principal accounting officer. Ms. Lizak joined the Company in May 2019 as Vice President of Finance and Corporate Controller and was promoted to Chief Accounting Officer in August 2019 and Senior VP of Finance and Chief Accounting Officer in March 2020. Prior to joining the Company, Ms. Lizak served as Senior Director and Corporate Controller of Zosano Pharma Corporation from November 2017 to January 2019, as Controller of Quantum Secure, Inc. from July 2016 to August 2017, and as Executive Director, Corporate Controller of Alexza Pharmaceuticals, Inc. from September 2014 to July 2016. Prior thereto, she spent nine years as Corporate Controller of a subsidiary of HID Global Corporation. Ms. Lizak holds an M.B.A from Pepperdine University, Graziadio School of Business and Management and a B.S. in Business Administration from the University of Santo Tomas. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Ms. Lizak.

In connection with Ms. Lizak’s promotion, the Company’s board of directors (the “Board”) approved an increase in her base salary from $247,500 to $290,000, retroactively effective as of April 1, 2021. Ms. Lizak will continue to be eligible for annual or other grants under the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) and to participate in the employee benefit plans that the Company offers to its other employees.

On April 6, 2021, the Company issued a press release announcing the promotion of Ms. Lizak. A copy of this press release is furnished as Exhibit 99.1 to this report.

(e) Compensatory Arrangements of Certain Officers.

On April 5, 2021 (the “Grant Date”), the Board, based on the recommendation of the Compensation Committee of the Board, approved increases to the base salaries and payment of cash bonuses and equity awards under the Company’s 2014 Stock Incentive Plan for the Company’s named executive officers. The increases to the base salaries are retroactively effective as of April 1, 2021 and are as follows: (i) an increase to the annual base salary of Lisa A. Conte, President & CEO, from $500,000 to $535,700, (ii) an increase to the annual base salary of Dr. Steven King, Chief of Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary, from $300,000 to $311,900, (iii) an increase in the base salary of Jonathan S. Wolin, Chief of Staff, General Counsel and Chief Compliance Officer, from $309,000 to $344,800. Ms. Conte, Dr. King and Mr. Wolin’s base salaries were last increased in May 2018, November 2019 and April 1, 2020, respectively.

The cash bonuses and equity awards paid to the Company’s named executive officers are as follows:

Name and Title	Cash Bonus	Stock Options	Restricted Stock Units
Lisa A. Conte President, CEO and Director	$185,000	810,000	405,000
Steven R. King, Ph.D. Chief of Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary	$117,000	240,000	120,000
Jonathan S. Wolin Chief of Staff, General Counsel and Chief Compliance Officer	$117,792	120,000	60,000

The stock options (“Options”) and restricted stock units (“RSUs”) were granted under and in accordance with the terms and conditions of the 2014 Plan and the Form of Notice of Grant of Stock Option and Stock Option Agreement (“Option Agreement”) and the Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement (the “RSU Agreement”) filed with the Securities and Exchange Commission (the “SEC”) as Exhibits 10.6 and 10.8, respectively, to the Company’s Registration Statement on Form S-1 on August 27, 2014.

Pursuant to the terms of the Options, the 2014 Plan and the Option Agreement, the Options will vest ratably on a monthly basis over 36 months from the Grant Date, so long as the executive remains employed by the Company, subject to the terms and conditions of the severance agreement entered between the Company and such executive as described in the Company’s Current Report on Form 8-K filed on June 26, 2020 (the “Severance Agreement”). The exercise price per share for the Options is $1.99, the closing price for the Company’s Common Stock on the Nasdaq Capital Market on the Grant Date. The Options have a ten-year term.

Pursuant to the terms of the RSUs, the 2014 Plan and the RSU Agreement, the RSUs will vest ratably on an annual basis over three years from the Grant Date, so long as the executive remains employed by the Company, subject to the terms and conditions of the Severance Agreement.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated April 7, 2021, between Jaguar Health, Inc. and Oasis Capital, LLC.
10.1#	Office Lease Agreement, dated March 25, 2021, between Jaguar Health, Inc. and M & E, LLC.
10.2	First Amendment to the Equity Purchase Agreement, dated April 7, 2021, between Jaguar Health, Inc. and Oasis Capital, LLC.
10.3	Registration Rights Agreement, dated April 7, 2021, between Jaguar Health, Inc. and Oasis Capital, LLC.
99.1	Press Release, dated April 6, 2021.
99.2	Press Release, dated April 8, 2021.

#	Portions of this exhibit have been omitted pursuant to Item 601 of Regulation S-K promulgated under the Securities Act because the information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: April 8, 2021